Exhibit 99.1

Dyadic Applied BioSolutions Announces Milestone Achievements and Recent Company Developments

JUPITER, Fla., October 6, 2025 (GLOBE NEWSWIRE) —Dyadic Applied BioSolutions (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a global biotechnology company producing precision-engineered, animal-free proteins and enzymes for diverse commercial applications today announced the achievement of additional milestone payments in its collaborations with Proliant Health & Biologicals in life sciences and Inzymes ApS in food and nutrition, along with updates on its business transformation and commercial progress.

“Dyadic is advancing its transition to a commercially focused, revenue-driven company, said Joe Hazelton, Dyadic Applied BioSolutions President and Chief Operating Officer. “The third quarter featured substantial progress throughout our portfolio, marked by notable achievements in partnerships with Proliant Health and Biologicals in the life sciences sector, as well as ongoing collaborations with Inzymes in food and nutrition. These accomplishments highlight the versatility and scalability of Dyadic’s protein production platforms across multiple markets. The company remains committed to capitalizing on near-term commercialization opportunities, supported by a stronger balance sheet and an expanding pipeline of both partner-led and internally developed products”.

Recent Company Developments

Life Sciences

●	Recombinant Human Albumin (Proliant Partnership): In Q3 2025, Dyadic reached a milestone in productivity, achieving a $500,000 milestone, with payment anticipated in Q4 2025. Additional revenue growth is expected as commercialization advances. Proliant has started sampling the product, with the commercial launch targeted for late 2025 and early 2026.

●	Recombinant Transferrin: Sampling efforts are expanding in research, diagnostic and cultured meat markets. Initial production of lab-grade non-animal transferrin products is underway to meet current OEM and supply opportunities. Validation is ongoing with research and diagnostic customers.

●	Recombinant DNase I (RNase-free): Dyadic’s DNase I has successfully met required performance benchmarks for activity and purity, validating its utility in molecular biology, diagnostics, and biopharma applications. Dyadic is currently producing its DNase I at research grade to support direct sales and OEM supply opportunities.

Food & Nutrition

●	Recombinant Alpha-Lactalbumin: A term sheet has been signed for the development of non-animal human alpha-lactalbumin for use in the infant nutrition market. Initial sampling of non-animal bovine alpha-lactalbumin for food and nutrition markets is in progress, and licensing discussions are underway with potential partners.

●	Non-Animal Dairy Enzymes (Inzymes Partnership): Dyadic received a $250,000 milestone payment following the achievement of productivity improvements in Q3 2025. The first enzyme’s scale-up is on track for a late 2025 launch, with additional enzyme candidates advancing as part of this partnership.

About Dyadic Applied BioSolutions

Dyadic Applied BioSolutions is a global biotechnology company that uses its proprietary microbial platforms to produce recombinant proteins that are sold or licensed to partners across the life sciences, food and nutrition, and bio-industrial markets. These high-quality proteins are designed to enable customers to develop more efficient, scalable, and sustainable products. Dyadic’s C1 and Dapibus™ expression systems support flexible, cost-effective manufacturing, and are the foundation of a growing portfolio of commercial and partnered programs. For more information about Dyadic, please visit www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) failure to commercialize our microbial protein production platforms or our other technologies; (iv) competition, including from alternative technologies; (v) the results of nonclinical studies and clinical trials; (vi) our capital needs; (vii) changes in global economic and financial conditions; (viii) our reliance on information technology; (ix) our dependence on third parties; (x) government regulations and environmental, social and governance issues; (xi) intellectual property risks; and (xii) our ability to comply with the listing standards of the Nasdaq Stock Market LLC. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Contact:

Dyadic International, Inc.

Ping Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com